Exhibit 99.1

Confidential

Clayton, Dubilier & Rice and TPG Complete Acquisition of Covetrus

Portland, Maine (October 13, 2022) – Covetrus (“Covetrus” or the “Company”), a global leader in animal-health technology and services, today announced the successful completion of its previously announced acquisition by funds affiliated with Clayton, Dubilier & Rice (CD&R) and TPG Capital, the large-scale US and European private equity platform of global alternative asset management firm TPG (“TPG”). As a result of the transaction, Covetrus is now a private company, and its stock is no longer publicly listed or traded on NASDAQ.

“We are thrilled to begin this next chapter of growth in partnership with CD&R and TPG and with a continued commitment to driving more positive outcomes for the global veterinary community,” said Benjamin Wolin, Covetrus’ President and Chief Executive Officer and a member of its Board of Directors. “Starting with their initial investment in 2015, CD&R’s investments and continued support were critical in helping drive our transformation to become a leading global provider of animal health services. Moving forward with both CD&R and TPG’s support, we believe Covetrus will be well positioned to strengthen our technology capabilities and product innovation and continue to empower veterinarians around the world.”

Mr. Wolin will continue to lead the Company as President and Chief Executive Officer. Covetrus will maintain its headquarters in Portland, Maine, and will continue to operate under its current brands.

Advisors

Goldman Sachs & Co. LLC served as lead financial advisor to Covetrus. Lincoln International LLC also served as financial advisor to Covetrus. Weil, Gotshal & Manges LLP served as legal counsel for Covetrus.

Deutsche Bank Securities Inc., UBS Investment Bank, BMO Capital Markets and Mizuho Securities USA LLC provided committed debt financing for the transaction and served as financial advisors to CD&R and TPG Capital. Debevoise & Plimpton LLP and Ropes & Gray LLP acted as legal counsel for CD&R and TPG Capital.

About Covetrus

Covetrus is a global animal-health technology and services company dedicated to empowering veterinary practice partners to drive improved health and financial outcomes. We are bringing together products, services, and technology into a single platform that connects our customers to the solutions and insights they need to work best. Our passion for the well-being of animals and those who care for them drives us to advance the world of veterinary medicine. Covetrus is headquartered in Portland, Maine with more than 5,700 employees serving over 100,000 customers around the globe. For more information about Covetrus, please visit covetrus.com.

About Clayton, Dubilier & Rice

Clayton, Dubilier & Rice is a private investment firm with a strategy predicated on building stronger, more profitable businesses across a broad range of industries, including Industrials, Healthcare, Consumer, Technology and Financial Services. Since its inception, CD&R has managed the investment of more than $40 billion in over 100 companies with an aggregate transaction value of more than $175 billion. For more information on CD&R, please visit www.cdr-inc.com and follow the Firm’s activities through LinkedIn and @CDRBuilds on Twitter.

Confidential

About TPG

TPG is a leading global alternative asset management firm founded in San Francisco in 1992 with $127 billion of assets under management and investment and operational teams in 12 offices globally. TPG invests across five multi-product platforms: Capital, Growth, Impact, Real Estate, and Market Solutions and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities. For more information, visit www.tpg.com or @TPG on Twitter.

Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and that involve risks and uncertainties, including statements about the potential benefits of the transaction with CD&R and TPG, our plans, objectives, expectations, and intentions. Such statements are based on a number of assumptions about future events and are subject to numerous risks and uncertainties, and actual results could differ materially from those anticipated due to a number of factors including, but not limited to, risks related to disruption of management’s attention from our ongoing business operations due to the acquisition; the effect of the consummation of the acquisition on our relationships with our customers, operating results and business generally; the potential for political, social, or economic unrest, terrorism, hostilities or war, including war between Russia and Ukraine and the potential impact of financial and economic sanctions on the regional and global economy; the impact of inflationary effects on the Company, the effect of health epidemics, including the COVID-19 pandemic, on our business and the success of any measures we have taken or may take in the future in response thereto, including compliance with prolonged measures to contain the spread of COVID-19 which may impact our ability to continue operations at our distribution centers and pharmacies; the ability to achieve performance targets, including managing our growth effectively; the ability to launch new products; the ability to successfully integrate acquisitions, operations and employees; the ability to continue to execute on our strategic plan; the ability to attract and retain key personnel; the ability to manage relationships with our supplier and distributor network, including negotiating acceptable pricing and other terms with these partners; the ability to attract and retain customers in a price sensitive environment; the ability to maintain quality standards in our technology product offerings as well as associated customer service interactions to minimize loss of existing customers and attract new customers; access to financial markets along with changes in interest rates and foreign currency exchange rates; changes in the legislative landscape in which we operate, including potential corporate tax reform, and our ability to adapt to those changes as well as adaptation by the third-parties we are dependent upon for supply and distribution; the impact of litigation; the impact of accounting pronouncements, seasonality of our business, leases, expenses, interest expense, and debt; sufficiency of cash and access to liquidity; cybersecurity risks, including risk associated with our dependence on third party service providers as a large portion of our workforce is working from home; and those additional risks discussed under the heading “Risk Factors” in our Annual Report on Form 10-K filed on February 28, 2022 and our Quarterly Report on Form 10-Q for the period ended June 30, 2022, filed on August 4, 2022. Our forward-looking statements are based on current beliefs and expectations

Confidential

of our management team and, except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this press release, whether as a result of new information, future developments or otherwise. Investors are cautioned not to place undue reliance on these forward-looking statements.

Contacts:

Covetrus

Investor Contact

Nicholas Jansen

nicholas.jansen@covetrus.com

(207) 550-8106

Media Contact

Christopher Allman-Bradshaw

Chris.Allman-Bradshaw@covetrus.com

Clayton, Dubilier & Rice

Will Braun and Lisa Pham

Abernathy MacGregor

whb@abmac.com / ltp@abmac.com

646.770.5674 / 713.816.1186

TPG

Leslie Shribman and Courtney Power

media@tpg.com

415-743-1550